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                                 June 27, 1996


Marine Drilling Companies, Inc.
One Sugar Creek Center Boulevard
Suite 600
Sugar Land, Texas  77478-3556

Gentlemen:

         We have acted as counsel for Marine Drilling Companies, Inc., a Texas corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 7,500,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company.

         In connection with the foregoing, we have examined or are familiar with the Amended and Restated Articles of Incorporation of the Company, the Bylaws of the Company, the corporate proceedings with respect to the registration of the Shares, and the Registration Statement on Form S-4 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that after the Shares have been duly authorized for issuance and after the Registration Statement becomes, and while it remains, effective, subject to conformance of future corporate proceedings regarding the issuance of Shares in future acquisitions of businesses or properties with the laws of the State of Texas, the Shares issued in connection with such acquisitions as contemplated by the Prospectus included in the Registration Statement will be validly issued, fully paid and nonassessable.

         The foregoing opinions are limited to the laws of the United States of America and the State of Texas. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Validity of Securities." In giving this consent, we do not admit that we are within the
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Marine Drilling Companies, Inc.
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June 27, 1996


category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                        Very truly yours,



                                        Vinson & Elkins L.L.P.